IN-SITU SOLUTION MINING LEASE

THIS AGREEMENT made this 14th day of February, 2005, between Anna Ruth Iley, whose address is P.O. Box 2112 Beeville, Texas 78104, Harold H. Rip Wallace, Jr. and wife, Donna B. Wallace, , whose address is 680 IH 37 Access, Mathis, Texas 78368, collectively referred to herein as Lessor, and High Plains Uranium ____________, Lessee, whose address is 1718 Capital Avenue, Cheyenne, WY 82001.

WITNESSETH:

1. Consideration. That the said Lessor for and in consideration of the sum of Fifty Dollars ($50.00) per acre, cash in hand paid, the receipt and adequacy of which is hereby acknowledged, and in further consideration of the royalties, covenants and agreements herein contained, has granted, demised, leased and let, and by these presents does grant, demise, lease and let exclusively unto said Lessee, its successors and assigns, for the purposes hereinafter set out the following described land (hereinafter referred to as Leased Premises) being situated in the County of Live Oak, State of Texas, and more particularly described in this Mining Lease (hereinafter referred to as lease) as follows:

FIRST TRACT
640 acres of land out of Survey No. 217, 168 ¼ acres patented to heirs of John Ward, Patent N. 729 Vol. 15, dated August 9, 1878; 196 ¼ acre patented to heirs of John Ward, Patent No. 727, Vol. 15, dated August 9, 1878; 101/2 acres out of Survey No. 411; all of said property being the same land conveyed by rank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, dated October 1, 1948, recorded in Vol. 125, Page 547, Deed Records of Live Oak County, Texas.

SECOND TRACT
199.22 acres of land fully described in Deed from Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, b y mineral Deed dated October 1, 1948, recorded in Vol. 125, Page 546, et seq., Deed Records of Live Oak County, Texas

THIRD TRACT
654 acres of land being he same land conveyed by Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, by Mineral Deed dated October 1, 1948, recorded in Vol. 125, Page 553, et seq., Deed Records of Live Oak County, Texas.

FOURTH TRACT
161 acres of land fully described in Deed from Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, dated October 1, 1948, recorded in Vol. 125, Page 552, et seq., Deed Records of Live Oak County, Texas.

FIFTH TRACT
1,002.01 acres of land being the same land conveyed by Frank W. Jones and

wife, Gladys Jones, to Frank W. Jones, Trustee, by Mineral Dee dated October 1948, recorded in Vol. 125 Page 549, et seq., Deed Records of Live Oak County, Texas.

SIXTH TRACT
9.68 acres of land being the same land conveyed by Frank W. Jones and wife, Gladys Jones to Frank W. Jones, Trustee, by Mineral Deed dated October 1, 1948, recorded in Vol. 125, Page 545, et seq., Deed Records of Uvalde County, Texas.

SEVENTH TRACT
510.58 acres of land being the same land conveyed by Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, by Mineral Deed dated October 1, 1948, recorded in Vol. 174, Pages 458, et seq., Deed Records of Live Oak County Texas

For the purpose of determining the amount of any money payment hereunder, the lands covered hereby shall be treated as comprising 3,200 acres whether there be more or less.

Without reference to the commencement of operations hereunder and without further payments other than the royalties herein provided, this lease shall be for the primary term of five (5) years from the date hereof and as long thereafter as ores, minerals, metals or materials granted and conveyed by this lease, or any one or more of them, are produced from the Leased Premises and/or as long thereafter as this lease may be maintained in force and effect under any of the other provisions herein contained.

2. Granting Clause. Said Leased Premises is hereby granted, leased and let for the purposes of surveying, exploring, prospecting, drilling for, and developing and mining by the In-Situ solution Mining method, by Lessee on the Leased Premises or other land in the vicinity thereof, of Leased Substances, and Lessee is hereby granted the right to remove and place in waste dumps all sand, gravel, caliche, rock, or other similar materials which are reasonably necessary to be so removed in connection with Lessee's operations hereunder, with the right to mine, save, store, treat, concentrate, convert, take care of, remove, transport, own, sell, market and dispose of all such Leased Substances mined. Lessor grants to lessee the right to use so much of the surface and subsurface of the Leased Premises as may be reasonably necessary in carrying out the purposes of this grant and agreement, in accordance with such mining method, with the right to construct, use, maintain, repair, replace, relocate and remove, buildings, shops, machinery, facilities, and structures of whatever nature necessary, roads, ore bins, tanks, storage facilities, ion exchange extraction facilities, waste dumps, ore stockpiles, pipelines, telephone lines, electric transmission and distribution lines and transportation facilities and other utilities, and the maintenance and removal thereof, together with all such additional rights as are reasonably necessary for the purpose of exercising the privileges and rights covered by this lease, including the use of all easements and all rights-of-way for ingress and egress to and from the Leased Premises to which Lessor may be entitled.

3. Definitions. For the purpose of this lease the following terms shall have the meaning assigned to them by this paragraph.

a. Leased Substances shall mean uranium, thorium and all other fissionable

materials, and variadium, molybdenum, and compounds, solutions, mixtures and source materials, or any of them, containing such substances including without limitation, uranium ore and uranium oxide ore and associated minerals and all other valuable metals, minerals and ores, whether similar or dissimilar to those specifically mentioned which are necessarily produced in solution with, and incidental to, the production of the foregoing, but shall specifically exclude coal, lignite, oil, gas, casinghead gas, condensates and associated hydrocarbon substances, sulphur, gravel, sand and caliche. There is excluded from said lease and reserved unto lessor all caliche, gravel, rock and sand or other similar materials which do not bear or contain uranium or other fissionable materials, but Lessee shall have, and is hereby granted, the right to remove and place in waste dumps all caliche, gravel, rock, sand and similar materials reasonably necessary to be so removed in connection with Lessee's operations hereunder.

b. In-situ Solution Mining shall mean the practice, method and technique of injecting, introducing and extracting water or other solutions (liquid, gaseous or both) into or from subsurface areas for the purpose of dissolving and carrying out in solution, or otherwise, Leased Substances including, but not limited to, uranium oxide, and may include extraction of Leased Substances by ion exchange or equivalent produced in any extraction by ion exchange or equivalent process and the production of Yellowcake.

c. Yellowcake shall mean the final precipitate whether in dry or slurry form produced in any extraction by ion exchange or equivalent process utilized by Lessee to extract or produce uranium mineralization, but shall not include Solution Products.

d. Solution Products shall mean any leachate, solution, suspension or slurry which is produced primarily for contained uranium mineralization and which has not been processed by extraction by ion exchange or other equivalent means.

e. By-products shall mean any Leased Substances produced hereunder by Lessee except Yellowcake and Solution Products.

f. Commercial Quantities shall mean those quantities of Leased Substances produced, sold, used, or capable of production, the value of which is sufficient to justify production thereof or further development or exploratory operations on the Leased Premises.

g. Improved lands shall mean all portions of the Leased Premises which have been cleared of native brush and undesirable vegetation and have been rendered realistically capable of cultivation or use as cleared pasturage.

4. Term. The term of this lease shall be for the Primary Term as previously provided and for so long thereafter as Leased Substances, or any of them, are derived or produced in Commercial Quantities from the Leased Premises or any part thereof and, in addition, for so long as Lessee is prevented from producing the same or the obligations of Lessee hereunder are suspended for the causes hereinafter specified.

If, at the expiration of the Primary Term, or any extension thereof, Lessee has discovered Leased Substances on the Leased Premises in Commercial Quantities, the term of this lease shall automatically be extended and continued for an additional five (5) years from and after the

expiration of the Primary Term, and for so long thereafter as Leased substances are produced in Commercial Quantities from the Leased Premises or any part thereof.

In the event that Leased Substances have been produced in Commercial Quantities hereunder and such production ceases after the expiration of the Primary Term or any extension thereof, this lease shall automatically be extended for as long thereafter as Lessee diligently engages in development operations including, but not limited to, the reworking of wells or the drilling of additional wells or patterns or the conduct of other operations on the Leased Premises, in a good faith effort to restore production, and for as long thereafter as Leased Substances are produced in Commercial Quantities from the Leased Premises or any part thereof. Lessee shall be deemed to be diligently engaged in development operations if Lessee conducts any operations on the Leased Premises at any time during each period of (3) consecutive months after the cessation of production which operations shall have for their purpose the further exploration for or development or production of, Leased Substances from the Leased Premises.

5. Royalties and Rentals. The parties acknowledge and agree that the initial consideration recited above and paid by Lessee to lessor upon execution of this lease covers the rights and privileges granted by this lease from and after the date of execution hereof until rentals or royalties become otherwise payable as hereinafter specified. On or before the first year after the date of this lease and thereafter on each successive anniversary date of this lease, subject to Lessee's right of surrender or termination, Lessee shall pay or tender to Lessor as a rental for the next ensuing year, the amount of Ten Dollars ($10.00) per acre for each acre subject to this lease on said anniversary date, provided however, should this lease be extended for an additional term from or after the expiration of the Primary Term, then the amount of rental for the next additional year shall be Fifty Dollars ($50.00) per acre for each acre subject to this lease at the commencement of said additional term. Thereafter, for each additional year of this lease, the annual per acre rental shall revert to the amount paid for the Primary Term of this lease as heretofore established. Although said rental payments shall be paid or tendered to the parties entitled to receive rentals, during the year in which royalties from actual production accrue, such payment for such year shall be deemed advance royalty and shall apply to and be credited against any royalty from actual production payable or to become payable on production for the year in which such advance royalty is paid.

The royalties to be paid by Lessee on Leased Substances produced and sold from the Leased Premises shall be as follows:

a. Lessee shall pay to Lessor, free of all cost to Lessor except as hereinafter provided, a royalty as follows:

If the Value of Yellowcake (U_3O_8) Per Pound Is:	**Royalty**
Less than $25	6.25%
More than $25, but less than $30	7.25%
More than $30, but less than $35	8.25%
More than $35, but less than $40	9.25%
More than $40, but less than $60	10.25%
More than $60, but less than $80	11%
More than $80, but less than $100	12%
More than $100, but less than $120	13%
More than $120, but less than $140	14%
More than $140	15%

The value of Yellowcake (U_3O_8) shall be deemed to be the average price per pound received by Lessee during the period covered by royalty payments from the sale of Yellowcake hereunder, provided such sale is the result of a bona fide transaction with a third party purchaser, not an affiliate, subsidiary or parent of Lessee or other entity in which Lessee has a financial interest, by stock ownership or otherwise, of 10% or more, and provided further that in the event there are no such sales to a third party, the Fair Market Value of Yellowcake shall be determined by reference to the average published price for Yellowcake for current delivery.

b. Lessee shall pay to Lessor the same royalties as indicated hereinabove based upon the Gross Proceeds received by Lessee from the sale of Solution Products or by-products produced from the Leased Premises and sold by Lessee.

c. It is recognized and agreed by Lessor and Lessee that if, during the term of this lease, a more favorable lease for In-Situ Solution Mining is obtained by a party other than Lessor from Lessee or Lessee's assigns, and containing similar terms and provisions for lands located in Live Oak and contiguous counties, Texas, which more favorable lease contains a royalty provision in excess of those provided in paragraphs 5a and 5b hereinabove, then Lessee agrees such royalty provision herein shall be amended, to become effective on the next anniversary date of this lease, to provide for identical royalty percentage to be paid Lessor. Furthermore, subsequent amendments shall also be made as required so that Lessor shall receive the highest royalty percentage being paid for lands by Lessee or its assignees on the counties previously mentioned in this paragraph 5c under a similar lease. The parties mutually agree to hold in confidence and not discuss the royalty and rental terms of this agreement with any6 other party without the express written consent of the other.

The Bank of Alice bank, whose address is P.O Box 190, George West, Tx 78022, or its successor, is hereby designated as Lessor's agent to receive from Lessee all payments of rentals, advance royalties and/or royalties on production or other sums due or payable to Lessor under the terms of this lease, and all such payments may be made by mailing or delivering the same to Lessor, or for Lessor's credit to such bank. In the event such bank, should fail, liquidate or be succeeded by another bank, or for any reason fail or refuse to accept any payment hereunder, or should Lessor or any assignee of Lessor desire to designate another depository bank, then Lessee shall not be held in default for failure to make payment or tender until thirty (30) days after Lessor, or Lessor's assigns, or Lessor's depository bank named above, shall delivery to Lessee an instrument in writing naming another bank as agent to receive such payments or tenders or stating reasons why Lessor's bank named above cannot or will not accept such payment. Lessee shall pay on or before the 25th day of each month the royalties payable to Lessor based on sales of Leased Substances by Lessee for which Lessee has received payment in the preceding month, and in making such payments Lessee shall deliver to Lessor a statement setting forth the basis for computation and determination of such royalty

6. Lessee's Operations. Lessee shall have the right together with all other rights granted above, to save, mine, store, treat, process, extract and remove Leased substances by In-Situ Solution Mining and related techniques, methods and practices, including the right to inject or to reinject into the Leased Premises effluent from wells located on the Leased Premises or on lands adjacent thereto. LESSEE SHALL HAVE NO RIGHT TO MINE BY OPEN PIT, STRIP MINING, SHAFTS, TUNNELS, INCLINES, DRIFTS, RAISES OR WINZES OR OTHER

CONVENTIONAL SURFACE OR UNDERGROUND MINING METHODS.

a. The facilities to be placed on the Leased Premises shall be confined to those facilities reasonably deemed necessary or desirable by Lessee for exploring, prospecting, mining, stockpiling, storing, processing, treating, upgrading, drying, removing and transporting the Leased Substances produced from the Leased Premises or in the vicinity thereof. Lessee is hereby granted the right to use the Leased Premises and any haulage ways, and other improvements and facilities on, in or under the Leased Premises for or in connection with the mining, removing, transporting, preparation and treatment of ore, minerals, metals and materials (and disposal of waste materials) and to construct and use additional facilities on the Leased Premises for said purposes and these rights shall survive termination of this lease for so long a period of time as Lessee has need for all or any of them. During the term of this lease, including all extensions and renewals, no further consideration or payment shall be required for such rights; provided, however, if Lessee elects to continue to exercise such rights beyond the termination of this lease, Lessee shall be obligated to pay lessor annually in advance, as rental, a sum of money equal to Six Hundred Dollars ($600.00) per acre for the number of acres to be utilized by Lessee at the time such payment is made.

b. Lessee shall endeavor to locate any road on the Leased Premises at a location mutually agreeable to both Lessor and Lessee, consistent with Lessee's operations, and Lessor shall make no unreasonable objection or unreasonable demand concerning the location. Any such road shall be constructed and maintained in such manner as to bear traffic necessary to Lessee's operation. Upon the cessation of all operations by Lessee on the Leased Premises and on other lands, and the termination of this lease, all roads constructed on the Leased Premises shall become the property of Lessor; except, however, that the Lessor reserves the option and privilege of requiring that Lessee remove the caliche, gravel or other road material placed on the premises by Lessee, and restore the surface of the ground occupied by any such road as near to its original condition as may be practicable; such option to be exercised, and written notice thereof given to Lessee within thirty (30) days after the termination of Lessee's operations on the Leased Premises and on other lands. Lessor shall have the right, at his own risk, to use any such road so constructed by the Lessee so long as the use thereof does not interfere with the Lessee's use thereof.

c. Although the Lessee shall have, and is hereby granted, the free use of water from the said Leased Premises, Lessee shall not use water from Lessor's wells, tanks or surface reservoirs unless Lessor's consent is first obtained in writing; provided, however, that Lessee shall have, and is hereby granted, the right to take for testing and monitoring purposes reasonable samples of water from wells, tanks or surface reservoirs now belonging to or hereafter drilled and constructed by Lessor, as may be required by any applicable law, rule or regulation.

d. It is agreed and stipulated that no plant facilities for treatment, processing, separation or extraction of Leased Substances will be located or constructed within three hundred (300) feet of, and that no well shall be located within one hundred (100) feet of, the main dwelling house and appurtenant structures, without the prior consent of Lessor.

e. Exploration or mining activities, wherever situated on the Leased Premises, shall be conducted so far as is practicable so as not to damage any water supply of

Lessor. In the event, however, that such activities, in order to explore, mine and develop properly the Leased Premises for Leased Substances, shall result in damage to or destruction of any such water supplies, the Lessee shall repair, restore, and replace any well, tank, reservoir or other water facility so damaged or destroyed with reasonable diligence and dispatch if feasible in opinion of Lessee, or if not so feasible, then Lessee shall pay such amount of money as will reasonably compensate Lessor for any such damage so sustained. Nothing herein shall be deemed to restrict or prevent Lessee from engaging in In-Situ Solution Mining. Lessee agrees to hold Lessor harmless and to indemnify Lessor from any claims by others not a party to this lease, which claims result directly or indirectly from activity under this lease.

f. Neither Lessee nor its agents, employees, contractors, and subcontractors, nor their agents or employees, shall have any right or privilege whatsoever to hunt or fish on the Leased Premises nor shall it, they or any of them, carry onto the Leased Premises firearms, fishing equipment or other articles ordinarily used for hunting or fishing. Lessor or Lessor's duly authorized representatives shall have the right at all reasonable times, and at his and their own expense, to inspect vehicles entering upon said Leased Premises for the purpose of ascertaining that no such articles are being brought onto the Leased Premises.

g. Lessee shall protect the Leased Premises against liens of every character arising from its operations thereon. Lessee shall protect Lessor against damages of every kind and character arising out of its operations or workings or those under Lessee's control upon the Leased Premises, but Lessee shall not be liable hereunder in the event of the negligence or willfulness of Lessor or party or parties or person or persons not under the control of Lessee.

h. Lessee shall have the right at any time and from time to time as a continuing right to remove from the Leased Premises any and all casing, machinery, equipment, structures, installations and property of every kind and character placed upon the Leased Premises by Lessee, provided that if such removal should occur after termination hereof the same shall be completed within one (1) year after such termination.

i. Lessee shall reclaim, restore and repair all surface damage caused by its operation, restoring the surface of the Leased Premises to a condition suitable to its use prior to mining operations and in accordance with all applicable state and federal laws, rules and regulations. All surface buildings, process equipment and wellheads would be removed. All wells will be plugged from top to bottom and cut off 24 inches below the surface on completion of groundwater restoration. Lessee shall restore the groundwater in the production well fields to a quality acceptable by the appropriate state or federal agency which has jurisdiction.

7. Inspections. Lessor or its agents, at Lessor's sole risk and expense, may at all reasonable times examine the Leased Premises and the workings, installations, structures and operations of Lessee thereon, provided that such inspections do not interfere with the operations by Lessee. Lessor, or its authorized representative, may at all reasonable times inspect and have access to all information, including but not limited to, exploration and development information, relating to this lease. Lessee shall have access to mineral content of the solutions mined and removed and any standard sampling or analysis procedures that have been followed by Lessee. Further, Lessor may do its own sampling and analysis if Lessor so desires. Lessor agrees to maintain in confidence any exploration or development information during the term of

this lease. Lessor may at all reasonable times inspect the books or records of Lessee with respect to matters pertaining to this lease and the payment of royalties thereunder.

8. Damage to the Surface. Lessee agrees that it will conduct all exploratory operations in a workmanlike manner and that Lessee will pay to Lessor as compensation for all surface damage, including subsidence, the sum of Seventy Dollars ($70.00) for each exploratory hole drilled by Lessee on the Leased Premises in such operations. Lessee agrees that within a reasonable time after any such exploration hole so dug or drilled by Lessee has served its purpose, the casing therein, if any, shall be cut off at least thirty (30) inches below the surface, and the hole filled in such manner as shall be sufficient to prevent cave-ins. In plugging and filling any such hole at least the topmost thirty (30) inches thereof shall be filled with soil, and all cuttings shall be removed and the surface around such hole shall be leveled. All holes drilled by Lessee shall be deemed exploratory holes except holes drilled and used in connection with production operations. Lessee will pay reasonable compensation for, or make replacement of, any roads, fences, buildings, livestock or other property of Lessor that may be damaged or destroyed by virtue of Lessee's operations hereunder. Should Lessee find it necessary to cut any fence or fences on the Leased Premises for the purpose of passage, it agrees that prior to cutting such fence there will be installed and braced heavy "corner-type" posts at each end of the opening to be made to which the fence wire will be securely fastened in such manner as to prevent sagging and Lessee will install a gate of quality acceptable to Lessor at each such opening. In the event Lessee desires that such openings provide uninterrupted ingress and egress then it shall, as an alternative to such gates, install cattle guards of sufficient size and substance to bear the type of traffic necessary for its operations and capable of turning all domestic livestock. Lessee shall properly fence any and all fixed machinery or other hazards which it may dig, bore or construct on the Leased Premises.

In addition to the liquidated damage payment given in the preceding paragraph for each exploratory hole drilled by Lessee, Lessee shall likewise pay to Lessor as compensation for surface damage, including subsidence, the sum of Sixty Dollars ($60.00) for each hole or well drilled by Lessee on the Leased Premises as part of a production pattern or otherwise in connection with operations for production of the Leased Substances.

9. Lessor's Title. In the event Lessor owns an interest in the Leased Substances which is less than the entire and undivided mineral estate therein, whether or not such lesser mineral interest is referred to herein, then the royalties and rentals herein provided for shall be paid to Lessor only in the proportion that Lessor's interest therein bears to the whole and undivided mineral estate. In the event Lessor owns an interest in the surface estate of the Leased Premises which is less than the entire and undivided estate therein, whether or not such lesser estate is referred to herein, then the payments provided for in paragraph 8 hereof and the payments to be made for the rights surviving termination hereof as provided in paragraph 6a of this lease shall be paid to Lessor only in the proportion that Lessor's interest therein bears to the whole and undivided surface defect, but Lessee shall be entitled to offset all monies to which Lessor was not entitled that were previously paid Lessor payable to Lessor hereunder. Notwithstanding any other provisions of this lease, in the event Lessor owns no right, title or interest in the Leased Substances, Lessee is under no obligation to pay, and Lessor has no right to receive, rentals or royalties hereunder, but this lease shall nonetheless remain in force and effect in the event Lessor owns some right, title or interest in the surface estate, and Lessor shall be deemed to have granted to Lessee all of the rights, interest and privileges herein set forth for and in consideration of the initial payment given for this lease and for the payments to be received by Lessor pursuant to paragraph 8 hereof and for the rights surviving termination hereof as provided in paragraph 6a of this lease.

Lessor hereby warrants that Lessor is not aware of any conflict that Lessor may have with the rights herein conveyed. Lessor further agrees that Lessee at its option may pay and discharge any taxes or other liens or encumbrances now existing, or later levied or assessed against the Leased Premises. Lessor agrees that if Lessee makes such payment on behalf of Lessor, Lessee may reimburse itself for any such expenditures out of any royalty or rental thereafter accruing to Lessor or by enforcement of subrogated rights against Lessor in any court of competent jurisdiction.

Notwithstanding any of the foregoing, should Lessor hereafter acquire any additional right, title or interest in or to the Leased Substances and/or the Leased Premises, it shall be subject to the provisions of this lease and any increase in rentals, royalties or other payments provided for herein, by reason thereof shall commence with the payment next following receipt by Lessee of satisfactory evidence of Lessor's acquisition of such additional right, title or interest.

10. Termination and Surrender. Notwithstanding any other provisions of this lease, and in consideration of the payments made by Lessee to Lessor upon the execution of this lease, Lessee shall have the right at any time prior to or after default hereunder, to release and surrender to Lessor all right, title and interest of Lessee to the Leased Premises or any part thereof, and thereupon all rights and obligations of the parties hereto shall cease and terminate as to the lands and areas so released and surrendered, save and except as to any rental or royalty or other obligation existing and accrued as of the date of such release and surrender for which Lessee shall remain liable to Lessor and save and except as to the rights, rights-of-way and easements which may be retained by the Lessee by virtue of the granting clause of this lease. In the event of a partial release or surrender, any future rentals and advance royalties will be reduced proportionately by the number of acres in the area so released and surrendered.

Upon the violation of any of the terms and conditions of this lease by Lessee, including but not limited to, the terms and conditions concerning the payment of rental or royalty, and the failure of Lessee to remedy any such default in the payment of rental or royalty or to undertake in good faith action to correct any other violation within forty-five (45) days after receipt of written notice from Lessor specifying the event of default, then Lessor may at its option terminate this lease, and terminate all rights of Lessee in and to the Leased Premises, provided, however, that the rights, rights-of-way and easements which may be retained by Lessee by virtue of other provisions of this lease shall not be terminated.

11. Assignment. The rights of either party may be assigned in whole or in part and the provisions hereof shall extend to their heirs, successors, assigns and legal representatives, but no change or division in the ownership of the Leased Premises or of any interest therein, rentals or royalties or other payments however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee; and no change or division in such ownership shall be binding upon Lessee until thirty (30) days after Lessee shall have been furnished by registered U.S. mail at Lessee's principal place of business with a certified copy of recorded instrument or instruments evidencing the complete chain of title as to any such change. In the event of assignment hereof in whole or in part, liability for breach of any obligation hereunder shall rest exclusively upon the owner of this lease or of a portion thereof who commits such breach. In the event of the death of any person entitled to any payment under the provisions of this lease, including royalties, Lessee may pay or tender any such payment to the credit of the deceased, or the executor or administrator of the estate, or if there be none, then until Lessee is furnished evidence satisfactory to it as to the heirs and devisees of the deceased and that all debts, taxes, state inheritance taxes and federal estate taxes of the estate have been paid. If at any time two or

more persons be entitled to participate in any payment due under this lease, including royalties, Lessee may pay or tender any such amounts so due jointly to such persons or to their joint credit in the depository bank named herein; or, at Lessee's election the proportionate part of such amounts to which each participant is entitled may be paid or tendered to him separately or to his separate credit in said depository bank. In the event of assignment of this lease as to a segregated portion of said land, the payments provided for herein shall be apportionable as between the several leasehold owners rateably according to the surface acreage of each and default in any such payment by one shall not affect the rights of other leasehold owners hereunder.

12. Taxes. Lessee shall pay all taxes levied on all structures, facilities and improvements placed upon the Leased Premises by Lessee. Lessee shall also pay any taxes assessed against any Leased Substances stored at Lessee's direction on the Leased Premises. In the event any taxes are levied or assessed against the right to produce Leased Substances from the Leased Premises, or against the production of Leased Substances from the Leased Premises, then in either such event Lessor shall bear and pay a percentage portion thereof equal to the percentage of royalty reserved by Lessor as specified in paragraph 5, hereof. Lessor shall pay all taxes levied or assessed against the Leased Premises as such without reference to the production of the Leased Substances therefrom, and shall pay all taxes levied and assessed against any and all rights in or with respect to the Leased Premises not covered by this lease. Lessor shall pay all taxes levied and assessed against all structures and improvements owned by Lessor or placed on the Leased Premises by or pursuant to the permission of Lessor, except pursuant to this lease.

13. Force Majeure. When any of the operations contemplated by this lease are delayed or interrupted by storm, flood or other act of God, fire, war, rebellion, insurrection, riot, strikes, differences with workmen or failure of carriers to transport or furnish facilities for transportation, or as a result of some order, requisition or necessity of any governmental agency having jurisdiction, or as a result of any cause whatsoever beyond the control of Lessee, the time of such delay or interruption shall not be counted against Lessee, anything in this lease to the contrary notwithstanding. All express or implied covenants or conditions of this lease shall be subject to all Federal and State laws, executive orders, rules or regulations of any governmental agency, State or Federal, having jurisdiction and this lease shall not be terminated in whole or in part, nor Lessee held liable in damages for failure to comply therewith, if compliance is prevented by or if such failure is the result of, any such law, order, rule or regulation. If from any such cause Lessee is prevented from conducting mining or producing operations, or from transporting or selling Leased Substances from the Leased Premises, the time while Lessee is so prevented shall not be counted against Lessee, and this lease shall be extended for a period of time equal to that during which such Lessee is so prevented from conducting such operations or selling such Leased Substances, notwithstanding any other provisions hereof.

14. Commingling. Lessee shall have the right, from time to time and at any time, to commingle Leased Substances, or any of them, produced or extracted from the Leased Premises, with similar substances produced or extracted from other lands. Lessee shall measure the volume and mineral content of the solution produced by periodic sampling at a point or points prior to the commingling of such solution with that produced from other lands, and all measurements and measuring methods employed by Lessee shall accurately reflect the Leased Substances produced from the Leased Premises so that correct royalty payments shall be made to Lessor. If solutions produced from more than one property or lease are processed by Lessee in the same plant, royalty will be allocated in proportion to the net production (taking

into account both quantity and grade) from each property or lease from which solution is being processed. Lessor shall have the right at all reasonable times, at Lessor's expense, to have inspected, monitored and proved any meters or other devices of measurement or assay used by Lessee.

15. Regulations. In conducting its operations, Lessee shall fully comply with the terms and provisions of Workmens Compensation laws of the State of Texas and with the occupational Safety and Health Act, and shall hold Lessor harmless against and from any and all loss, damage or claims of whatsoever nature or character occasioned by or arising out of its operations under the terms and provisions of this lease unless same arises as a result of act or negligence of Lessor.

16. Notices. All statements of production and royalty, and all notices required or permitted to be given by either party to the other, shall be in writing and be sent to the other party at the address specified above for that party by certified United States mail, with return receipt requested and shall be deemed effective for all purposes upon mailing. Either party may by written notice to the other change its address for notices, provided, however, that only one address in care of one addressee shall be specified for Lessee and for each party Lessor.

17. No Implied Covenants. Lessor and Lessee intend and agree that no implied covenants or duties (including, but not limited to, implied covenants relating to exploration, development, mining, processing, marketing or the payment of rentals, royalties or any other monies provided for herein) of any kind whatsoever shall affect any of their respective rights or obligations hereunder, and that the only covenants or duties which shall affect such rights and obligations shall be those expressly set forth and provided for in this lease. All decisions concerning methods, extents, times, procedures, and techniques for any exploration, development, mining, milling, processing, extraction, treating and all materials introduced into the Leased Premises or derived therefrom, and all decisions concerning the sale or other disposition of Leased substances, including, without limitation, decisions as to buyers, times of sale, prices, whether to sell Solution Products, Yellowcake or any other more refined product or a combination thereof, or whether to stockpile such materials or products derived therefrom for any length of time without selling the same, shall be made by Lessee in its sole and absolute discretion. Lessee shall not be responsible for or pay royalty on mineral values lost in any mining or processing of Leased Substances conducted pursuant to sound engineering practices. Notwithstanding anything herein to the contrary, if at the end of the Primary Term or any extension thereof or at the end of any successive two (2) year period thereafter, Lessee shall have stored and not sold any Yellowcake or Solution Products produced from the Leased Premises, other than such substances temporarily stored for sixty (60) days or less prior to the end of such period, than at Lessor's election made within thirty (30) days after the end of such period, Lessee shall either pay to Lessor the royalty payable provided for in paragraph 5 hereof based upon the average published price for such substances for current delivery, adjusted for transportation differential, or Lessor shall agree to the continuance of such storage until sold or until such time as Lessor shall again have the election specified herein; provided, however, that if Lessor elects to have Lessee pay a production royalty pursuant to this paragraph, Lessee shall upon such payment hold and own the Leased substances for which such royalty payment was made free and clear of any royalty burden, right, claim, interest or demand of Lessor. Failure by Lessor to timely make the election provided for in this paragraph 17 shall be conclusively deemed an agreement to the continued storage of such substances without the payment of royalty thereon.

18. General Provisions. In the event any part or portion or provision of this lease shall be found or declared to be null, void or unenforceable for any reason whatsoever by any court of competent jurisdiction or by any governmental agency having authority thereover, then in such event only such part, portion or provision shall be affected thereby, and such finding, ruling or decision shall not in any way affect the remainder of this lease or any of the other terms and conditions hereof, which remaining terms and conditions shall remain binding, valid and subsisting and in full force and effect between the parties hereto. It is specifically understood and agreed that the provisions hereof are severable for the purposes of this paragraph. In this connection, this lease shall not in any event extend beyond such term as may be legally permissible under applicable laws, and should any such applicable law limit the term hereof to less than that provided herein, then this lease shall not be void but shall be deemed to be in existence only for such term and for no longer.

If more than one person is named as a Lessor herein and one or more such persons fails to execute this lease, this lease shall nevertheless become effective as a lease from such parties Lessor as shall have executed it. This lease may be executed in any number of counterparts and all such counterparts shall be deemed to constitute a single lease and the execution of one counterpart by any party Lessor shall have the same force and effect as if such party had signed all the counterparts. In proving this lease, it shall not be necessary to produce or account for more than one such counterpart.

This lease is acknowledged to have been made in and shall be construed in accordance with and the rights and obligations of the parties shall be governed by the laws of the State of Texas.

The title headings of the respective paragraphs of this lease are inserted for convenience only and shall not be deemed to be a part of this lease or considered in construing this lease.

This lease and agreement and all of its terms, covenants and conditions shall extent to the benefit of and be binding upon the respective heirs, successors, assigns, representatives and administrators of the parties hereto.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

LESSOR:

457-80-9592
Social Security or Tax Identification Number

Harold H. Rip Wallace, Jr. (signature)
Harold H. Rip Wallace, Jr.

451-74-4386
Social Security or Tax Identification Number

Donna B. Wallace (signature)
Donna B. Wallace

46664-5380
Social Security or Tax Identification Number

Anna Ruth Iley (signature)
Anna Ruth Iley

	LESSEE:
ATTEST:	High Plains Uranium
Secretary	By:
	Name:

INDIVIDUAL ACKNOWLEDGMENT

THE STATE OF Texas §
§
COUNTY OF Bexar §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Harold H. Wallace ______, known to me to be the person___ whose name is subscribed to the foregoing instrument, and acknowledged to me that ___he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 14th day of February ___, 2005

My Commission Expires:

01-06-2005

Mary Elizabeth Bruce
Notary Public

INDIVIDUAL ACKNOWLEDGMENT

THE STATE OF Texas §
§
COUNTY OF Bexar §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Donna B. Wallace ______, known to me to be the person___ whose name __ subscribed to the foregoing instrument, and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 14th day of February ___, 2005

My Commission Expires:

01-06-2005

Mary Elizabeth Bruce
Notary Public

INDIVIDUAL ACKNOWLEDGMENT

THE STATE OF Texas §
§
COUNTY OF Live Oak §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Anna Ruth Iley, known to me to be the person___ whose name___ subscribed to the foregoing instrument, and acknowledged to me that s he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 14th day of February, 2005.

My Commission Expires:

Nov 3, 2005

Jerry Williams
Notary Public

JERRY WILLIAMS
MY COMMISSION EXPIRES
November 3, 2005

CORPORATE ACKNOWLEDGEMENT

THE STATE OF §
§
COUNTY OF §

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared DANIEL E GORSKI, and acknowledged he is a corporate officer of High Plains Uranium and in that capacity as a corporate officer subscribed to the foregoing estimate, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 15th day of FEBRUARY, 2005.

My Commission Expires:

09-08-08

Patricia A Griffin
Notary Public

PATRICIA A. GRIFFIN
NOTARY PUBLIC
In and for the State of Texas
My commission expires
09-08-2008

RATIFICATION OF "IN-SITU SOLUTION MINING LEASE"

STATE OF TEXAS §
§
COUNTY OF Live Oak §

WHEREAS , on or about February 14, 2005, ANNA RUTH ILEY, HAROLD H. "RIP" WALLACE, JR. and DONNA B. WALLACE, Lessors, did execute and deliver to HIGH PLAINS URANIUM, Lessee, an "In-Situ Solution Mining Lease" covering the following described land in Live Oak County, Texas:

FIRST TRACT
640 acres of land out of Survey No. 217; 168 ¼ acres patented to heirs of John Ward, Patent N. 729 Vol. 15, dated August 9, 1878; 196 ¼ acre patented to heirs of John Ward, Patent No. 727, Vol. 15, dated August 9, 1878; 101/2 acres out of Survey No. 411; all of said property being the same land conveyed by rank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, dated October 1, 1948, recorded in Vol. 125, Page 547, Deed Records of Live Oak County, Texas.

SECOND TRACT
199.22 acres of land fully described in Deed from Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, b y mineral Deed dated October 1, 1948, recorded in Vol. 125, Page 546, et seq., Deed Records of Live Oak County, Texas.

THIRD TRACT
654 acres of land being he same land conveyed by Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, by Mineral Deed dated October 1, 1948, recorded in Vol. 125, Page 553, et seq., Deed Records of Live Oak County, Texas.

FOURTH TRACT
161 acres of land fully described in Deed from Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, dated October 1, 1948, recorded in Vol. 125, Page 552, et seq., Deed Records of Live Oak County, Texas.

FIFTH TRACT
1,002.01 acres of land being the same land conveyed by Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, b y Mineral Dee dated October 1948, recorded in Vol. 125 Page 549, et seq., Deed Records of Live Oak County, Texas.

SIXTH TRACT
9.68 acres of land being the same land conveyed by Frank W. Jones and wife, Gladys Jones to Frank W. Jones, Trustee, by Mineral Deed dated October 1, 1948, recorded in Vol. 125, Page 545, et seq., Deed Records of Uvalde County, Texas.

SEVENTH TRACT
510.58 acres of land being the same land conveyed by Frank W. Jones and wife, Gladys Jones, to Frank W. Jones, Trustee, by Mineral Deed dated October 1, 1948, recorded in Vol. 174, Pages 458, et seq., Deed Records of Live Oak County Texas.

WHEREAS, said In-Situ Solution Mining Lease and all rights and privileges thereunder are now owned by Lessee in the In-Situ Solution Mining Lease; and

WHEREAS, it is the desire of the undersigned parties, who may have held or had interest in the uranium mineral rights subject of the In-Situ Solution Mining Lease, to ratify, acknowledge, agree and confirm said In-Situ Solution Mining Lease;

NOW, THEREFORE, in consideration of the premises and Ten Dollars ($10.00) and other good and valuable consideration, cash to us in hand paid by HIGH PLAINS URANIUM, the receipt of which is hereby acknowledged, the following do hereby adopt, ratify, and confirm said In-Situ Solution Mining Lease, and all of its terms and provisions, and do hereby lease, demise and let the land and premises to *HIGH PLAINS URANIUM*, subject to and in accordance with all the terms and provisions of the In-Situ Solution Mining Lease:

1. 101 Bar Ranch, Ltd. by Harold H. "Rip" Wallace, Jr., as general partner of 101 Bar Ranch, Ltd., a Texas limited partnership

2. Iley Family Limited by Anna Ruth Iley, as general partner of the Iley Family, Ltd., a Texas limited partnership.

We do hereby agree and declare that the In-Situ Solution Mining Lease, and all of its terms and provisions, is binding upon 101 Bar Ranch, Ltd. and Iley Family, Ltd. and is a valid and subsisting In-Situ Solution Mining Lease.

IN WITNESS WHEREOF, this instrument is executed on the 6th day of April, 2005.

Harold H. "Rip" Wallace, Jr., General Partner of 101 Bar Ranch, Ltd., a Texas limited partnership

Anna Ruth Iley, General Partner of Iley Family, Ltd., a Texas limited partnership

STATE OF TEXAS §
COUNTY OF Live Oak §
§

BEFORE ME, the undersigned authority, on this day personally appeared HAROLD H. "RIP" WALLACE, JR., General partner of 101 Bar Ranch, Ltd., a Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein given and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 6th day of April, 2005.

JO LYNN LONG
My Commission Expires
March 9, 2009

Jo Lynn Long
Notary Public

JoLynn Long
Typed or Printed Name

My commission expires: 3-9-09

STATE OF TEXAS §
COUNTY OF Bee §
§

BEFORE ME, the undersigned authority, on this day personally appeared ANNA RUTH ILEY, General Partner of Iley Family, Ltd., a Texas limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she executed the same for the purposes and consideration therein given and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 6th day of April, 2005.

PATRICIA A. CANO
MY COMMISSION EXPIRES
May 10, 2005

Patricia A. Cano
Notary Public

Patricia A. Cano
Typed or Printed Name

My commission expires: May 10, 2005

G:\TDJ\WallaceRip\Ratification of InSitu Solution Mining Lease.doc
G:\Research Capital\High Plains\Due Diligence\Texas\Ratification of InSitu Solution Mining Lease JPB Revisions Apr5-05.doc

AMENDMENT OF IN-SITU SOLUTION MINING LEASE

State:	Texas
County:	Live Oak
Lessor:	101 Bar Ranch, Ltd. (A Texas limited partnership) 680 IH 37 Access Mathis, TX 78368 (Live Oak County, Texas)
	Harold H. "Rip" Wallace, Jr. and Donna B. Wallace (Husband and Wife) 680 IH 37 Access Mathis, TX 78368 (Live Oak County, Texas)
	Iley Family, Ltd. (A Texas limited partnership) P.O. Box 2112 Beeville, Texas 78104 (Bee County, Texas)
	Anna Ruth Iley P.O. Box 2112 Beeville, Texas 78104 (Bee County, Texas)
Lessee:	High Plains Uranium, Inc.
Lessee's Address:	1718 Capital Avenue Cheyenne, Wyoming 82001
Date:	June 1, 2005
Effective Date:	February 14, 2005

As of the Effective Date stated above, Anna Ruth Iley, Harold H. "Rip" Wallace, Jr., and Donna B. Wallace executed and delivered to Lessee an In Situ Solution Mining Lease (the "Lease") in which Lessor granted, leased, and let to Lessee the described Leased Premises, located in the county and state named.

By Ratification of "In-Situ Solution Mining Lease", dated April 6, 2005, the Lease was ratified by 101 Bar Ranch, Ltd., a Texas limited partnership, and by Iley Family, Ltd., a Texas limited partnership.

Lessee owns the Lease and all rights under the Lease. The parties now desire to amend the Lease, to correct the property description, and to correctly identify the Lessee. Therefore, for good and valuable consideration, Lessor and Lessee agree that the description of the Leased Premises is hereby amended so that the correct name of the Lessee is "High Plains Uranium, Inc.", and so that the Property to be covered by the Lease shall now be as follows:

Property: 3,144.07 acres of land, situated in Live Oak County, Texas, consisting of the following-described tracts of land:

First Tract: 640 acres of land, being Survey No. 271, A-62, Live Oak County, Texas.

Second Tract: 168.25 acres, being Survey 332, A-526, Live Oak County, Texas.

Third Tract: 196.25 acres, being Survey 331, A-528, Live Oak County, Texas.

Fourth Tract: 100.50 acres of land, being Survey No. 411, A-902, Live Oak County, Texas.

Fifth Tract: 161 acres of land, being a part of the Western part of a 36,503,459 square varas survey made for Refugio County School Land, A-399.

Sixth Tract: 654 acres of land, which are composed of parts of several Surveys as follows:

1st About 129 acres of Quarter Section 112, Subdivision No. 76, J. Portevent, Certificate No. 2/277, A-914
2nd About 100 acres out of Survey No. 272, A-573
3rd About 53 acres of out of Survey No. 515, A-749
4th About 258 acres out of Survey No. 111, A-373
5th About 114 acres out of Subdivision Nos. 1, 2 and 3, Section 112, A-814

Seventh Tract: 199.22 acres of land, out of the Kivlin Grant, A-21

Eighth Tract: Being a part of the original one league grant given by the State of Coahuila and Texas to Mary Bridgett Kivlin, Survey No. 11, A-21, being composed of the following:

1st A tract of 1002.01 acres

2nd A tract of 5.41 acres
3rd A tract of 7.75 acres

Ninth Tract: 9.68 acres of land, more or less, out of the Mary Bridgett Kivlin Survey, A-21

Being the same property described by the tracts identified above, and also described by metes and bounds descriptions, in that certain instrument of conveyance, dated March 10, 1986, from Ruth Jones Wallace, Grantor, to Candace R. Iley, Grantee, as recorded in Volume 397, Pages 1-10, Deed Records of Live Oak County, Texas, to which instrument reference is here made for all purposes. Also being the same property illustrated by that certain map that is attached hereto as Exhibit "A" and incorporated herein for all purposes.

In all other respects, Lessor adopts, ratified, and confirms the terms of the Lease, as here amended, and hereby leases, demises and lets the Lands to Lessee, subject to the terms and provisions of the Lease, as amended by this Amendment of In-Situ Solution Mining Lease. This Amendment shall extend to and be binding on the parties, and their heirs, representatives, successors, and assigns.

Lessor:
101 Bar Ranch, Ltd.

Harold H. Rip Wallace Jr.
By: Harold H. "Rip" Wallace, Jr.
Title: General Partner

Iley Family, Ltd.

Anna Ruth Iley
By: Anna Ruth Iley
Title: General Partner

Harold H. Rip Wallace Jr.
Harold H. "Rip" Wallace, Jr.

Donna B. Wallace
Donna B. Wallace

Anna Ruth Iley
Anna Ruth Iley

AFFIDAVIT OF USE AND POSSESSION

STATE OF TEXAS

COUNTY OF LIVE OAK

BEFORE ME, the undersigned authority, on June __, 2005, personally appeared Harold H. "Rip" Wallace, Jr., ("Affiant"), known to me to be a credible person and of lawful age, who after being duly sworn by me, upon his oath deposed and stated as follows:

"1. This Affidavit of Use and Possession concerns the following-described real property (the "Property"): 3,144.07 acres of land, situated in Live Oak County, Texas, consisting of the following-described tracts of land:

First Tract: 640 acres of land, being Survey No. 271, A-62, Live Oak County, Texas.

Second Tract: 168.25 acres, being Survey 332, A-526, Live Oak County, Texas.

Third Tract: 196.25 acres, being Survey 331, A-528, Live Oak County, Texas.

Fourth Tract: 100.50 acres of land, being Survey No. 411, A-902, Live Oak County, Texas.

Fifth Tract: 161 acres of land, being a part of the Western part of a 36,503,459 square varas survey made for Refugio County School Land, A-399.

Sixth Tract: 654 acres of land, which are composed of parts of several Surveys as follows:

- 1st About 129 acres of Quarter Section 112, Subdivision No. 76, J. Poitevent, Certificate No. 2/277, A-914
- 2nd About 100 acres out of Survey No. 272, A-573
- 3rd About 53 acres of out of Survey No. 515, A-749
- 4th About 258 acres out of Survey No. 111, A-373
- 5th About 114 acres out of Subdivision Nos. 1, 2 and 3, Section 112, A-814

Seventh Tract: 199.22 acres of land, out of the Kivlin Grant, A-21

Eighth Tract: Being a part of the original one league grant given by the State of Coahuila and Texas to Mary Bridgett Kivlin, Survey No. 11, A-21, being composed of the following:

- 1st A tract of 1002.01 acres
- 2nd A tract of 5.41 acres
- 3rd A tract of 7.75 acres

SUBSCRIBED AND SWORN TO before me this 30 day of June, 2005, by Harold H. "Rip" Wallace, Jr.

STATE OF TEXAS

COUNTY OF Live Oak

This instrument was acknowledged before me on June 30th, 2005, by Harold H. "Rip" Wallace, Jr.

MICHAEL C. SARTORI
Notary Public, State of Texas
My Commission Expires
August 29, 2005

Notary Public, State of Texas

S:\High Plains Uranium\Affidavit of Use and Possession